As filed with the Securities and Exchange Commission on September 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8901733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600

Los Angeles, CA 90025

(Address of principal executive offices)

(310) 893-0550

(Registrant’s telephone number, including area code)

SPARK NETWORKS, INC. 2007 OMNIBUS INCENTIVE PLAN

(Full Title of the Plans)

Gregory R. Liberman

President and Chief Executive Officer

11150 Santa Monica Boulevard, Suite 600

Los Angeles, CA 90025

Telephone: (310) 893-0550

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Katherine J. Blair, Esq.

K&L Gates LLP

10100 Santa Monica Boulevard

Seventh Floor

Los Angeles, CA 90067

Telephone: (310) 552-5000

Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (3)	3,308,355 shares	$7.91(4)	$26,169,088(4)	$3,569.46
Total	3,308,355 shares			$3,569.46

(1)	Represents 823,262 shares, 823,493 shares, 823,786 shares and 837,814 shares of Common Stock that became available for issuance under the Registrant’s 2007 Omnibus Incentive Plan, as amended (the “2007 Plan”), effective as of January 1, 2010, 2011, 2012, and 2013, respectively, as a result of the 2007 Plan’s “evergreen” provision. The Registrant previously registered 2,500,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-144441) filed on July 10, 2007, and 1,071,670 shares of its Common Stock under a Registration Statement on Form S-8 (Registration Statement No. 333-156838) filed on January 21, 2009, each filed in connection with the 2007 Plan, for which registration fees were previously paid.
(2)	This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.
(3)	Includes certain preferred stock purchase rights associated with the shares of Common Stock pursuant to the Rights Agreement, dated July 9, 2007.
(4)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NYSE MKT on September 12, 2013.

STATEMENT UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 consists of the registration of additional shares under the Spark Networks, Inc. (the “Registrant”) 2007 Omnibus Incentive Plan, as amended (the “2007 Plan”). Effective on the January 1, 2010, 2011, 2012 and 2013, the number of shares of common stock reserved and authorized for issuance under the 2007 Plan was increased 823,262 shares, 823,493 shares, 823,786 shares and 837,814 shares of Common Stock, respectively, pursuant to the “evergreen” provision contained in Section 4.01 of the 2007 Plan (which are equal to the lesser of (i) 2,000,000 shares, (ii) 4% of the number of outstanding shares of Registrant’s common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Registrant’s board of directors). Pursuant to General Instruction E to Form S-8, for the purposes of the registration of the additional shares under the 2007 Plan, the contents of the Registrant’s previous Registration Statement on Form S-8 (Registration No. 333-144441), as filed with the Securities and Exchange Commission on July 10, 2007, and a Registration Statement on Form S-8 (Registration Statement No. 333-156838), filed on January 21, 2009, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the “Exchange Act”, are incorporated by reference into this Registration Statement. The SEC File No. for the documents incorporated by reference is 001-32750.

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 8, 2013.

(2) All reports filed by the Registrant or by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012.

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed with the SEC on July 9, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement. Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1*	Rights Agreement dated July 9, 2007 between the Registrant and The Bank of New York.

5.1	Opinion of K&L Gates LLP.

23.1	Consent of Independent Registered Public Accounting firm.

23.3	Consent of K&L Gates LLP (contained in exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1*	Spark Networks, Inc. 2007 Omnibus Incentive Plan.

99.2*	Form of Stock Option Agreement for 2007 Omnibus Incentive Plan

99.3*	Form of Restricted Stock Agreement for 2007 Omnibus Incentive Plan

99.4*	Form of Restricted Stock Unit Agreement for 2007 Omnibus Incentive Plan

99.5**	Amendment No. 1 to Spark Networks, Inc. 2007 Omnibus Incentive Plan

*	Incorporated by reference to exhibits filed with the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 9, 2007.
**	Incorporated by reference to exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of September, 2013.

SPARK NETWORKS, INC.

/s/ Gregory R. Liberman
Gregory R. Liberman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory R. Liberman and Brett A. Zane as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gregory R. Liberman	President, Chief Executive Officer and Director	September 10, 2013
Gregory R. Liberman	(Principal Executive Officer)

/s/ Brett A. Zane	Chief Financial Officer	September 16, 2013
Brett A. Zane	(Principal Financial and Accounting Officer)

/s/ Jonathan B. Bulkeley	Director	September 5, 2013
Jonathan B. Bulkeley

/s/ Benjamin Derhy	Director	September 8, 2013
Benjamin Derhy

/s/ Peter L. Garran	Director	September 9, 2013
Peter L. Garran

/s/ Michael A. Kumin	Director	September 9, 2013
Michael A. Kumin

/s/ Thomas G. Stockham	Director	September 7, 2013
Thomas G. Stockham

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1*	Rights Agreement dated July 9, 2007 between the Registrant and The Bank of New York.

5.1	Opinion of K&L Gates LLP.

23.1	Consent of Independent Registered Public Accounting firm.

23.3	Consent of K&L Gates LLP (contained in exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1*	Spark Networks, Inc. 2007 Omnibus Incentive Plan.

99.2*	Form of Stock Option Agreement for 2007 Omnibus Incentive Plan

99.3*	Form of Restricted Stock Agreement for 2007 Omnibus Incentive Plan

99.4*	Form of Restricted Stock Unit Agreement for 2007 Omnibus Incentive Plan

99.5**	Amendment to Spark Networks, Inc. 2007 Omnibus Incentive Plan

*	Incorporated by reference to exhibits filed with the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 9, 2007.
**	Incorporated by reference to exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 6, 2009.